UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                     _________________________________

                                  FORM 8-K

                               Current Report
                   Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934


    Date of Report (Date of earliest event reported):   February 3, 2006


                    HEADLINERS ENTERTAINMENT GROUP, INC.
          ------------------------------------------------------
          (Exact Name of Registrant as Specified in its Charter)


        Delaware                   0-33145                  84-1195628
 ---------------------------------------------------------------------------
 (State of Incorporation)     (Commission File         (IRS Employer
                              Number)                   Identification No.)


                501 Bloomfield Avenue, Montclair, NJ 07042
                ------------------------------------------
                 (Address of principal executive offices)

                               (973) 233-1233
                        -----------------------------
                        Registrant's Telephone Number



     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425).
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12).
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b)).
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 )).

Item 3.02 Unregistered Sale of Equity Securities

     In February 2006 Headliners issued 2,000,000 shares of common stock to Anomaly Capital, LLC. The securities were issued in consideration for the loan by Anomaly Capital, LLC of $300,000 to an affiliate of Headliners named "Rascals Montclair, Inc." The shares were valued at $.08 per share, the market value of the shares on the date they were issued. The sale was exempt pursuant to Section 4(2) of the Act since the sale was not made in a public offering and was made to an entity whose principals had access to detailed information about Headliners and which was acquiring the shares for its own account. There were no underwriters.

     In February 2006 Headliners issued 2,000,000 shares of common stock to Stanley Chason. The securities were issued in consideration for loans and capital contributions made by Mr. Chason to Headliners. The shares were valued at $.07 per share, the market value of the shares on the date they were issued. The sale was exempt pursuant to Section 4(2) of the Act since the sale was not made in a public offering and was made to an individual who had access to detailed information about Headliners and who was acquiring the shares for his own account. There were no underwriters.

     In February 2006 Headliners issued 1,000,000 shares of common stock to N.K. Gray Development, L.L.C. The securities were issued in satisfaction of rent obligations with respect to Headliners' facility in Montclair, New
Jersey.   The shares were valued at $.07 per share, the market value of the shares on the date they were issued. The sale was exempt pursuant to Section 4(2) of the Act since the sale was not made in a public offering and was made to an entity whose principals had access to detailed information about Headliners and which was acquiring the shares for its own account. There were no underwriters.

     In December 2005 Headliners issued 1,000,000 shares of common stock to Nicholas Olivieri. The securities were issued in consideration for consulting services rendered by Mr. Olivieri to Headliners. The shares were valued at $.16 per share, the market value of the shares on the date they were issued. The sale was exempt pursuant to Section 4(2) of the Act since the sale was not made in a public offering and was made to an individual who had access to detailed information about Headliners and who was acquiring the shares for his own account. There were no underwriters.

Item 1.01 Entry into a Material Definitive Agreement
Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

     On February 3, 2006 Rascals Montclair, Inc. borrowed $300,000 from Anomaly Capital, LLC. Rascals Montclair issued a promissory note to Anomaly Capital in the principal amount of $360,000. The note calls for eighteen payments of $20,000 in each month commencing April 2006. The note does not bear interest.

     Rascals Montclair, Inc. owns the Rascals Comedy Club in Montclair. It intends to use the funds obtained from Anomaly Capital to build leasehold improvements on the site. Pursuant to a management agreement, Headliners manages the Montclair club in exchange for 100% of the profits. Because of its interest in the Montclair club, Headliners issued 2,000,000 shares of its common stock to Anomaly Capital in consideration of the loan to Rascals Montclair, Inc. Headliners also guaranteed the obligations of Rascals Montclair, Inc. to Anomaly Capital, and secured its guaranty with a pledge of 7,500,000 shares of its common stock.

     The majority of the equity in Rascals Montclair, Inc. is owned by the families of Eduardo Rodriguez and Michael Margolies, who are the members of Headliners' Board of Directors. Eduardo Rodriguez and G&H Management, LLC, which is owned by the families of Messrs. Rodriguez and Margolies, also guaranteed the obligations of Rascals Montclair, Inc. to Anomaly Capital.

Item 9.01 Financial Statements and Exhibits

Exhibits

10-a Promissory Note dated February 2, 2006 issued by Rascals Montclair, Inc.
     to Anomaly Capital, LLC

10-b Covenant, Guaranty and Escrow Agreement dated February 2, 2006 among
     Headliners Entertainment Group, Inc., G&H Management, LLC, Eduardo Rodriguez, Rascals Montclair, Inc., Anomaly Capital LLC and C. Tiffanie Eagan, Esq.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   HEADLINERS ENTERTAINMENT GROUP, INC.


Dated: February 13, 2006           By: /s/ Eduardo Rodriguez
                                   ----------------------------
                                   Eduardo Rodriguez
                                   Chief Executive Officer